ITEM 77Q1(e)(i) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS



MTB GROUP OF FUNDS

INVESTMENT ADVISORY CONTRACT


	This Contract is made this 22nd day of August, 2003, between MTB Investment Advisors, Inc., a Maryland corporation, having its principal place of business in Baltimore, Maryland (the "Adviser"), and MTB Group of Funds, a Delaware statutory trust, having its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (the "Trust").

 	WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act") , and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Articles of Incorporation and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

	3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4. Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

	6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations (including a sub-adviser) at its own cost and expense as it shall determine in order to assist it in carrying out this Contract, subject to any approval required under the 1940 Act. Notwithstanding the foregoing, the Adviser shall be liable to the Trust for the acts and omissions of any sub-investment adviser to the extent that such sub-investment adviser is liable to the Adviser for such acts or omissions under any sub-advisory agreement.

	10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, to the extent required by the 1940 Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

	12. The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

	14. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.

	15.	Adviser agrees to maintain the security and confidentiality
of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part
248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

	16.	In compliance with the requirements of the 1940 Act, the
Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by the 1940 Act the records required to be maintained under the 1940 Act.

	17.	The execution and delivery of this Contract have been
authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Contract are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.




SCHEDULE A
to the
Investment Advisory Contract

Funds
Fee (based on average daily
net assets)
MTB Balanced Fund
0.65%
MTB Equity Income Fund
0.70%
MTB Equity Index Fund
0.20%
MTB Income Fund
0.60%
MTB Intermediate-Term Bond Fund
0.70%
MTB International Equity Fund
1.00%
MTB Large Cap Growth Fund II
0.85%
MTB Large Cap Stock Fund
0.85%
MTB Large Cap Value Fund II
0.70%
MTB Managed Allocation Fund - Aggressive
Growth
0.25%
MTB Managed Allocation Fund - Conservative
Growth
0.25%
MTB Managed Allocation Fund - Moderate
Growth
0.25%
MTB Managed Allocation Fund - Moderate
Growth II
0.25%
MTB Maryland Municipal Bond Fund
0.70%
MTB Mid Cap Growth Fund
0.85%
MTB Multi Cap Growth Fund
0.70%
MTB New York Tax-Free Money Market Fund
0.50%
MTB Pennsylvania Municipal Bond Fund
0.70%
MTB Pennsylvania Tax-Free Money Market
Fund
0.50%
MTB Prime Money Market Fund
0.50%
MTB Short Duration Government Bond Fund
0.60%
MTB Short-Term Corporate Bond Fund
0.70%
MTB Small Cap Growth Fund
0.85%
MTB Small Cap Stock Fund
0.85%
MTB Social Balanced Fund
0.70%
MTB Tax-Free Money Market Fund
0.50%
MTB U.S. Government Money Market Fund
0.50%

	Witness the due execution hereof this 22nd day of August, 2003.


MTB INVESTMENT ADVISORS, INC.		MTB GROUP OF FUNDS


By:  /s/ Richard Shatzkin		By:  /s/ Beth S. Broderick
Name:  Richard Shatzkin		Name:  Beth S. Broderick
Title:  Vice President		Title:  Vice President

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